Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to Registration Statement of our report dated April 15, 2026, relating to the consolidated financial statements of Vivakor, Inc. and Subsidiaries (the Company), which are contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Urish Popeck & Co., LLC

Pittsburgh, PA

June 24, 2026